EXHIBIT 10.6
AMENDMENT NO. 3
TO THE
IMPRIMIS PHARMACEUTICALS, INC.
2007 INCENTIVE STOCK
AND AWARDS PLAN

This Amendment No. 3 to the Imprimis Pharmaceuticals, Inc. 2007 Incentive Stock and Awards Plan (the “Plan”) is effective as of July 18, 2012.

The Plan is hereby amended by amending and restating the first sentence of Section 4(a) to read as follows:

Subject to adjustment as provided in Section 8 hereof, a total of 12,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.

The Plan is hereby amended by amending and restating Section 4(b) and 4(c) to read in their entirety as follows:

(b)           The maximum number of shares of Stock with respect to which Options may be granted to any Optionee in any calendar year shall be 3 million (3,000,000) shares.  In connection with an Optionee’s commencement of employment or service with the Company or any Subsidiary, an Optionee may be granted Options for up to an additional one million (1,000,000) shares which shall not count against the limit set forth in the previous sentence.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 8, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee.  For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(c)           For awards of Restricted Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of Stock with respect to which such awards may be granted to any Grantee in any calendar year shall be 3 million (3,000,000) shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 8, below.  Subject to the terms of the Plan, awards of Restricted Stock that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to satisfaction of performance criteria.  The performance criteria established by the Committee may be based on any one of, or combination of, the following:  (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.  The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Restricted Stock agreement.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the award intended to be performance-based compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an award intended to be performance-based compensation.

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IN WITNESS OF THE FOREGOING, the undersigned Secretary of Imprimis Pharmaceuticals, Inc. (the “Company”), certifies that the foregoing amendment to the 2007 Stock Awards and Incentive Plan was duly adopted by the Board of Directors of the Company on June 29, 2012 and July 18, 2012 and approved by the stockholders of the Company on June 29, 2012.

/s/ Mark L. Baum
Mark L. Baum
Secretary